Exhibit 99.1

Tea Leaves Health, LLC

Audited Financial Statements

For the Years Ended

December 31, 2014 and December 31, 2013

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Members

Tea Leaves Health, LLC:

We have audited the accompanying comparative financial statements of Tea Leaves Health, LLC (a Georgia Limited Liability Company) which comprise the balance sheets as of December 31, 2014 and December 31, 2013 and the related statements of income (loss) and members’ equity (deficit), and cash flows for the years then ended, the related notes to the financial statements, and the supplementary information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tea Leaves Health, LLC as of December 31, 2014 and December 31, 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ R.D. McClendon CPA, P.C.

R.D. McClendon CPA, P.C.
Newnan, Georgia
June 24, 2015

Tea Leaves Health, LLC

Balance Sheets

Years Ended December 31, 2014 and 2013

	2014	2013
Assets

Current Assets
Cash	$182,178	$150,844
Accounts Receivable	765,164	1,100,062
Prepaid Expenses	23,363	676
Total Current Assets	970,705	1,251,582

Property and Equipment
Property and Equipment, Net	225,004	173,997
Total Property and Equipment	225,004	173,997

Total Assets	$1,195,709	$1,425,579

See the accompanying notes to financial statements

Tea Leaves Health, LLC

Balance Sheets

Years Ended December 31, 2014 and 2013

	2014	2013
Liabilities and Members' Equity (Deficit)

Current Liabilities
Accounts Payable	$348,254	$225,818
Customer Deposits	91,667	50,000
Due to Affiliate	1,145,397	775,393
Deferred Revenue	708,337	635,282
Total Current Liabilities	2,293,655	1,686,493

Total Liabilities	2,293,655	1,686,493

Members' Equity (Deficit)
Members' Equity (Deficit)	(1,097,946)	(260,914)
Total Members' Equity (Deficit)	(1,097,946)	(260,914)

Total Liabilities and Members' Equity (Deficit)	$1,195,709	$1,425,579

See the accompanying notes to financial statements

Tea Leaves Health, LLC

Statements of Income and Members' Equity (Deficit)

Years Ended December 31, 2014 and 2013

	2014	2013

Revenue	$4,917,947	$4,362,317

Cost of Revenues	2,841,618	2,395,931

Gross Profit	2,076,329	1,966,386

General and Administrative Expenses	2,914,206	2,296,969

Income (Loss) from Operations	(837,877)	(330,583)

Other Income (Expense)	845	3,272

Net Income (Loss)	(837,032)	(327,311)

Members' Equity (Deficit), Beginning of Year	(260,914)	66,397

Members' Equity (Deficit), End of Year	$(1,097,946)	$(260,914)

See the accompanying notes to financial statements

Tea Leaves Health, LLC

Statements of Cash Flows

Years Ended December 31, 2014 and 2013

	2014	2013
Cash Flows From Operating Activities:

Net income (loss)	$(837,032)	$(327,311)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation and amortization	44,784	6,925
Decrease (Increase) in Operating Assets:
Trade Accounts Receivable	334,898	(324,767)
Prepaid Insurance	(22,687)	(676)
	356,995	(318,518)
Increase (Decrease) in Operating Liabilities:
Accounts Payable	122,436	189,945
Due to Affiliates	370,004	681,080
Customer Deposits	41,667	50,000
Deferred Revenue	73,055	27,189
Total Adjustments	607,162	948,214

Net Cash Provided by (Used in) Operating Activities	127,125	302,385

Cash Flows From Investing Activities:
Capital Expenditures	(95,791)	(180,921)
Net Cash Provided by (Used in) Investing Activities	(95,791)	(180,921)

NET INCREASE IN CASH	31,334	121,464

CASH AT BEGINNING OF PERIOD	150,844	29,380

CASH AT END OF PERIOD	$182,178	$150,844

See the accompanying notes to financial statements

Tea Leaves Health, LLC

Notes to the Financial Statements

December 31, 2014 and 2013

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Tea Leaves Health, LLC (the “Company”), founded in 2011, is a provider of software and data solutions utilized by hospitals to implement marketing strategies to grow their business and expand their revenues.

Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company maintains deposits with financial institutions, primarily in business checking accounts.

Business Concentrations, Accounts Receivable and Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of accounts receivable.

The Company’s sales are solely to companies located in the United States. For the year ended December 31, 2014, one customer accounted for greater than 10% of total revenue or 40.5% of total revenue in the aggregate. For the year ended December 31, 2013, one customer accounted for greater than 10% of total revenue or 82.7% of total revenue in the aggregate. As of December 31, 2014, three customers each accounted for greater than 10% of accounts receivable, or 56.6% of accounts receivable in the aggregate. As of December 31, 2013, two customers each accounted for greater than 10% of accounts receivable, or 69.5% of accounts receivable in the aggregate.  The Company’s operations are dependent upon these customers, and therefore, the loss of a substantial portion of revenues from these customers could have a material negative impact on the Company’s business if those revenues are not replaced with additional revenues from new or existing customers.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

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Property and Equipment

Property and equipment is recorded at cost and consists of computers and servers. Expenditures for repairs and maintenance are charged to expense as incurred.  The Company’s policy for disposal of assets is to remove the cost and related depreciation from the property and equipment accounts, and any related gain or loss is reflected in the statements of income (loss).

The Company depreciates the cost of computers and servers on a straight-line basis over their estimated useful lives which range from three to seven years.

	2014	2013
Servers	$259,119	$180,922
Computers	17,593	-
Total Equipment	276,712	180,922
Less: Accumulated Depreciation	(51,708)	(6,925)
Net Assets	$225,004	$173,997

Revenue Recognition and Deferred Revenue

Revenues are derived from several streams of services governed by a Master Agreement for data management services maintained with each customer.  The length of the contracts typically ranges from one to three years.

The Company recognizes revenue as services are delivered, collection of relevant receivables is reasonably assured, persuasive evidence of arrangements exists, and sales prices are fixed or determinable.

The Company typically receives a down payment and/or build fee for customizing its data analytics platform for the customer and loading the customer’s data. All down payments and build fees are deferred and recognized as revenue on a ratable basis over the length of the respective contract, beginning on the date that the customer’s system is deemed ready for use by the customer. Deferred revenue reflected in the accompanying balance sheets primarily represents the unamortized portion of down payments and build fees received in advance of services being delivered.

Customer Deposits

In certain circumstances, customers issue payments to the Company in advance of contract signing or invoicing for services rendered.  Such deposits are reflected as a liability in the accompanying balance sheets.

Income Taxes

No provision for income taxes is made in these financial statements due to the fact that the Company is organized in the State of Georgia as a Limited Liability Company.  All income, losses, credits, and other items flow through to the Members’ individual income tax returns.

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2.	RELATED PARTY TRANSACTIONS

The Company is located in office space leased by another company, Tech Safari, LLC (“Tech Safari”), which is owned by two equity holders of the Company. Certain employees of Tech Safari also provide services to the Company. Occupancy and employee labor costs are billed to the Company by Tech Safari based on an allocation of the related costs.  The amounts billed by Tech Safari are reflected in cost of revenue and general and administrative expenses in the accompanying statements of income (loss), and the amount of any such billings not paid to Tech Safari as of December 31 are reflected in ‘due to affiliate’ in the accompanying balance sheets.

3.	WARRANT WITH CUSTOMER

In December 2011, the Company granted its only customer at the time a warrant to purchase equity in the Company equal to 3% of the Members’ Units Deemed Outstanding, as defined in the warrant agreement, as of the time of exercise, at a purchase price of $.01 per unit. The warrant was fully vested as of December 31, 2013 and expires ten years from the date of issuance. As of December 31, 2014, the warrant had not been exercised.

Based on the nominal amount of members’ equity (deficit) reflected in the Company’s financial statements at the time of the grant and in the subsequent years through December 31, 2014, as well as the lack of alternative evidence indicating the warrant had material value in such years, management determined that it was not necessary or appropriate to reflect a liability or related charge in the accompanying financial statements related to the warrant. If there is indication that the value of the warrant has increased to a material amount in the future, the Company will record a liability and related charge at such time.

4.	SUBSEQUENT EVENTS

Non-Binding Offer

On April 14, 2015, the Company received a Non-Binding Offer from a third-party to buy the Company.  Terms of the offer were not disclosed and, as of the date these financial statements were available to be issued, the sale transaction had not closed.

Management evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements. Management has evaluated subsequent events through June 24, 2015, which is the date the financial statements were available to be issued, and determined that other than the non-binding offer noted above there were no other items to disclose.

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